Exhibit 10.1

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (hereinafter referred to as this “Agreement”) is made and entered into as of November 11, 2025 (the “Effective Date”), by and between Jowell Global Ltd., a Cayman Islands company (the “Company”) and Jowell Holdings Ltd., a Brish Virgin Islands company (the “Purchaser” and collectively with the Company, the “Parties” and, each individually, a “Party”). Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Terminated Agreement.

WHEREAS, the Parties entered into a Securities Purchase Agreement on October 14, 2025 (the “Terminated Agreement”), pursuant to which Company agrees to sell, and the Purchaser agrees to purchase, up to an aggregate of 2,000,000 Ordinary Shares at $1.40 per share; and

WHEREAS, pursuant to the Terminated Agreement, it may be terminated if the Closing has not been consummated on or before November 15, 2025; and

WHEREAS, the transaction contemplated in the Terminated Agreement has not been closed; and

WHEREAS, the Parties now desire pursuant to this Agreement to terminate the Terminated Agreement and waive all the notice requirements for the termination as may be otherwise provided under the Terminated Agreement.

NOW THEREFORE, in consideration of the promises and obligations contained herein below, and other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, the Parties agree as follows:

1. Termination of the Terminated Agreement.

(a) Parties hereby agree that, as of the Effective Date, the Terminated Agreement is hereby terminated, null and void and of no further force or effect.

(b) The Parties hereby waive all rights to notice of termination as may be otherwise provided under the Terminated Agreement or applicable laws.

2. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof. The Parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of the federal courts sitting in the City of New York, in respect of any matter arising under this Agreement.

3. Authority. The individual executing this Agreement on behalf of each Party has been validly authorized and directed to sign this Agreement on behalf of that Party and by signing in such capacity will bind that Party, and all individuals and entities on whose behalf he or she signs to all of the terms of this Agreement.

4. Further Assurances. Each Party shall execute and deliver all such further instruments and documents as may reasonably be requested by the other Party in order to fully carry out the intent and accomplish the purposes of this Agreement and the undertakings contemplated thereby in any and all countries.

5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement, binding on all of the Parties hereto. The Parties agree that electronic or facsimile copies of signatures shall be deemed originals for all purposes hereof and that a Party may produce such copies, without the need to produce original signatures, to prove the existence of this Agreement in any proceeding brought hereunder.

6. Acknowledgement. The Parties acknowledge that they have personally read this Agreement and that they have reviewed, or have had the opportunity to review, the same with legal counsel of their own choosing. The Parties further acknowledge that they have been provided a full and ample opportunity to study this Agreement and to make inquiry of the factual and legal matters to which it relates, and that this Agreement fully and accurately reflects the content of any and all understandings and agreements between the Parties concerning the matters referenced herein, that there have been no other understandings and agreements made by either of the Parties, and that the Parties are not relying on any other understandings or agreements whatsoever as an inducement to execute this Agreement.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Jowell Global Ltd.

By:	/s/ Haiting Li
Name:	Haiting Li
Title:	Chief Executive Officer

Address:	2nd Floor, No. 285 Jiangpu Road Yangpu District, Shanghai, China 200082
Email:
Fax:

Jowell Holding Ltd.

By:	/s/ Zhiwei Xu
Name:	Zhiwei Xu
Title:	Director
Address:	30 Xinzhuang Section, Jiangsu Provincial Road 227, Changshu, Suzhou, China. 215555

Email:
Fax: